EXHIBIT 99.1

Joint Filer Information

Each of the following joint filers has designated Crestview Partners II GP, L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	CVRV Acquisition LLC c/o Crestview Partners 667 Madison Avenue, 10th Floor New York, NY 10065
2.	CVRV Acquisition II LLC c/o Crestview Partners 667 Madison Avenue, 10th Floor New York, NY 10065
3.	Crestview Advisors, L.L.C. c/o Crestview Partners 667 Madison Avenue, 10th Floor New York, NY 10065
4.	Brian P. Cassidy c/o Crestview Advisors, L.L.C. 667 Madison Avenue, 10th Floor New York, NY 10065
5.	Jeffrey A. Marcus c/o Crestview Advisors, L.L.C. 667 Madison Avenue, 10th Floor New York, NY 10065
6.	Daniel G. Kilpatrick c/o Crestview Advisors, L.L.C. 667 Madison Avenue, 10th Floor New York, NY 10065

Date of Event Requiring Statement: 10/30/2017

Issuer Name and Ticker or Trading Symbol: Camping World Holdings, Inc. [CWH]

CVRV ACQUISITION LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CVRV ACQUISITION II LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

JEFFREY A. MARCUS

By:	/s/ Ross A. Oliver, Attorney-in-Fact

BRIAN P. CASSIDY

By:	/s/ Ross A. Oliver, Attorney-in-Fact

DANIEL G. KILPATRICK

By:	/s/ Ross A. Oliver, Attorney-in-Fact

Date: 10/31/2017